EXHIBIT 1.2
GOLDEN WEST FINANCIAL CORPORATION
UNDERWRITING AGREEMENT
FORM OF STANDARD PROVISIONS
FOR
[SENIOR] [SUBORDINATED] DEBT SECURITIES
(December 1, 2005)
     From time to time, Golden West Financial Corporation (the “Company”) may enter into one or more underwriting agreements that provide for the sale of [senior] [subordinated] debt securities to the underwriter or the several underwriters, as the case may be, named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as “this Agreement,” references to “herein” and “hereof” and other similar references refer to this Agreement, and the underwriter or underwriters, as the case may be, named therein are herein referred to as the “Underwriters”; provided that, if there is only one such underwriter, these standard provisions shall be construed, mutatis mutandis, to reflect the fact that there is only one such underwriter. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
     1. Securities; Prospectus; Representations and Warranties.
          (a) The Company proposes to issue and sell from time to time [senior] [subordinated] debt securities (the “Securities”) to be issued pursuant to the provisions of the [Senior] [Subordinated] Debt Indenture, dated as of December 1, 2005 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.
          (b) An automatic shelf registration statement on Form S-3 has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission and has become effective in accordance with Rule 462(e) under the Securities Act. The term “Registration Statement” means the Registration Statement as amended to the date of this Agreement. The term “Basic Prospectus” means the prospectus included in the Registration Statement at the time it became effective (including without limitation any effective dates of any amendments thereto and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules and Regulations). The term “Preliminary Prospectus” means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Offered Securities. The Company will file with the Commission a prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”), which together with the Basic Prospectus is referred to as the “Prospectus.” As used herein, the terms

“Registration Statement”, “Basic Prospectus”, “Prospectus” and “Preliminary Prospectus” shall include in each case the material, if any, incorporated or deemed to be incorporated by reference therein or a part thereof and the terms “amend”, “amendment” and “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), deemed to be incorporated therein by reference or deemed to be a part thereof after the date of this Agreement. For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Prospectus and any Preliminary Prospectus and any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     As used herein, the term “Incorporated Documents” means the documents which at the time are incorporated or deemed to be incorporated by reference in or a part of any Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Prospectus or any amendment or supplement thereto. As used herein, the term “Rules and Regulations” means the rules and regulations adopted by the Commission under either the Securities Act or the Exchange Act, as applicable.
     As used herein, the terms “Offered Securities,” “Applicable Time” and “General Disclosure Package” have the meanings specified in the Underwriting Agreement relating to specific debt securities into which these standard provisions are incorporated.
     2. Terms of Public Offering. The Company is advised by the Underwriters that the Underwriters propose to offer the Offered Securities in the manner set forth in the applicable Prospectus.
     3. Delivery and Payment. Payment for the Offered Securities shall be made by wire transfer of immediately available funds to a bank account designated by the Company, upon delivery to the Underwriters of the Offered Securities registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery of the Offered Securities are herein referred to as the “Closing Date.”
     4. Agreements of the Company. The Company agrees with the Underwriters as follows:
          (a) The Company will cause the Basic Prospectus as supplemented by the Prospectus Supplement to be filed pursuant to the Rules and Regulations and will, prior to the later of the Closing Date or the end of the period of time referred to in Section 4(e), advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing (i) when any amendment to the Registration Statement hereafter becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus or Prospectus or for additional information with respect thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings or examination pursuant to Section 8(e) of the Securities Act for that purpose, (iv) of the Company becoming subject of a cease and desist proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities and (v) of the happening of any event which in the judgment of the Company makes any statement made in the Registration Statement, the Basic Prospectus or the Prospectus untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement, the Basic Prospectus or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time. The Company will prepare and file with the Commission, promptly upon the Underwriters’ request, any amendments or supplements to the Registration Statement or Prospectus that the Underwriters deem to be necessary or advisable.
          (b) The Company will furnish to counsel for the Underwriters, without charge, the number of signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto and of copies of each Incorporated Document, including in each case all exhibits thereto, which will allow each representative of the Underwriters as well as counsel for the Underwriters to receive a complete set of documents, and will also furnish to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto and all Incorporated Documents, excluding exhibits.
          (c) Prior to the end of the period of time referred to in Section 4(e), the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Basic Prospectus or the Prospectus or file any document which thereupon becomes an Incorporated Document of which the Underwriters shall not previously have been advised, or to which the Underwriters shall promptly after being so advised reasonably object in writing.
          (d) Prior to the date of the Prospectus, the Company has delivered or will deliver to each of the Underwriters, without charge, in such quantities as they have or may hereafter reasonably request, copies of each form of Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Rules and Regulations and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Underwriters and by dealers, of each Preliminary Prospectus so furnished by the Company.
          (e) From time to time, for such period as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus (and of any amendments or supplements thereto) as they may reasonably request. If during such period of time any event shall occur which, in the judgment of the Company or in the opinion of counsel for the Underwriters, should be set forth in the General Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the General Disclosure Package or the Prospectus or to file under the Exchange Act any document which becomes an Incorporated Document to comply with the Rules and Regulations, the Exchange Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement or document pursuant to the

Exchange Act, and will furnish to each of the Underwriters, without charge, a reasonable number of copies thereof, which the Underwriters shall use thereafter. The Company consents to the use of the Prospectus (and of any amendments or supplements thereto), in accordance with the provisions of the Rules and Regulations and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Underwriters and by dealers to whom Offered Securities may be sold, both in connection with the offering or sale of Offered Securities and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.
          (f) The Company will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Offered Securities for offering and sale by the Underwriters and dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to which the Company agrees and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification and continue the same for so long as the Underwriters may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.
          (g) So long as any Offered Securities are outstanding, the Company will furnish to the Underwriters, (i) as soon as available, a copy of each report of the Company mailed to security holders or filed with the Commission pursuant to the Exchange Act and (ii) from time to time such other information concerning the Company as the Underwriters may reasonably request.
          (h) The Company will pay all costs and expenses incidental to the performance by it of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement and all amendments thereto (including the exhibits thereto), each Basic Prospectus, Preliminary Prospectus, Prospectus and any amendments and supplements thereto, the Indenture, this Agreement and any Agreement Among Underwriters, (ii) the preparation, printing, authentication, issuance and delivery of the Offered Securities, (iii) the registration or qualification of the Offered Securities for offer and sale under securities or Blue Sky laws as provided in Section 4(f) and the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Underwriters may designate, including fees and disbursements of counsel, (iv) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company, (v) the furnishing to the Underwriters and dealers of such copies of the Registration Statement, the Basic Prospectus, the Prospectus, each Preliminary Prospectus, the Incorporated Documents and all amendments or supplements to the Registration Statement and the Prospectus as may be requested for use in connection with the offering and sale of the Offered Securities, (vi) the fees of investment rating agencies, (vii) the listing on any stock exchange of the Offered Securities and the registration of the Offered Securities under the Exchange Act, (viii) the fees of the Trustee and its counsel, and (ix) the costs and charges of any transfer agent or registrar.
          (i) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than if terminated pursuant to Section 9), or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel) reasonably incurred by them in connection herewith but shall not be responsible for loss of anticipated profits.
          (j) The Company will apply the net proceeds of the sale of the Offered Securities as set forth in the Prospectus.
          (k) The Company shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with the Rules and Regulations.
          (l) The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     5. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
          (a) Each Incorporated Document complied when filed with the Commission in all material respects with the requirements of the Exchange Act. The Registration Statement, at the time it became effective (including without limitation any effective dates of any amendments thereto and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules and Regulations), and any amendments thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement, the Basic Prospectus and the Prospectus, and any amendments or supplements thereto comply and will comply in all respects with the requirements of the Securities Act and the Rules and Regulations; the Indenture complies in all respects with the requirements of the Trust Indenture Act of 1939, as amended

(the “Trust Indenture Act”); and, as of the date of this Agreement, the date of any further amendment to the Registration Statement or supplement to the Prospectus and at the Closing Date, no such document includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; at the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement, the Basic Prospectus, the General Disclosure Package or the Prospectus (or any amendments or supplements thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; and the Registration Statement, the Basic Prospectus, the Prospectus and each Preliminary Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Offered Securities was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (b) The Offered Securities have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms hereof, will have been duly executed by the Company, will be entitled to the benefits of the Indenture, will conform to the description thereof in the General Disclosure Package and the Prospectus and will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, and the Indenture has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, in each case except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors’ rights or by the application of usual equitable principles when equitable remedies are sought;
          (c) The Company is duly registered as a savings and loan holding company under Section 10 of the Home Owners’ Loan Act of 1933, as amended; the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and holds all licenses and is duly registered or qualified to conduct the business in which it is engaged in each jurisdiction where the conduct of its business or the location of its properties requires such licenses, registration or qualification, except for such jurisdictions where the failure to hold such licenses or to so register or qualify will not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole. The Company owns, directly or indirectly, all the issued and outstanding stock of World Savings Bank, FSB (Texas) (“World (Texas)”), and World Savings Bank, FSB (“World FSB”);
          (d) Deloitte & Touche LLP, the accountants who certified the financial statements constituting a part of the Prospectus, are, with respect to the Company and its subsidiaries, independent certified public accountants as required by the Securities Act and the Rules and Regulations;
          (e) The consolidated financial statements included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and present fairly the information required to be stated therein;
          (f) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business;
          (g) All of the issued and outstanding shares of the capital stock of World (Texas) and World FSB have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company free and clear of all liens, encumbrances, equities and claims except as indicated in the Prospectus and except for directors’ qualifying shares; the Company does not have any other “Significant Subsidiary,” as defined in Rule 405 under the Securities Act;
          (h) Neither the Company nor any subsidiary of the Company is in violation of its certificate of incorporation or charter or bylaws or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture or note or any other evidence of indebtedness or in any indenture or loan agreement of the Company or any such subsidiary; the execution and delivery of this Agreement, the Indenture and the Offered Securities, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation or the bylaws of the Company or equivalent documents of any subsidiary, or any indenture, agreement or undertaking to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound, which is material to the Company and its subsidiaries taken as a whole, or any law, administrative regulation or court decree applicable to the Company or any subsidiary, the effect of which would be material to the Company and its subsidiaries taken as a whole or which would materially affect the ability of the Company to consummate the transactions contemplated by or perform its obligations under this Agreement, the Indenture or the Offered Securities. Neither the Company nor any subsidiary of the Company is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any written order or written directive directed to it or its property from, or is the recipient of any supervisory letter from, or has adopted any board resolutions at the request of, the OTS, the FDIC, the SEC or any other regulatory agency or authority that restricts the conduct of its business, or in any manner questions or challenges its capital adequacy, its accounting practices, its credit policies or its management, nor has the Company or any of its subsidiaries been advised by the OTS, the FDIC, the SEC or any other governmental agency or authority that any of them are contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any of the foregoing. The Company and its subsidiaries have in place reasonable procedures and controls designed to ensure compliance with any regulations administered by the Office of Foreign Assets Control of the United States Department of the Treasury and with the USA Patriot Act of 2001;
          (i) All consents and approvals of any court, governmental official, commission, board or other administrative or regulatory body required for the execution and delivery by the Company of this Agreement and the Indenture and the issuance by the Company of the Offered Securities as contemplated herein and in the Prospectus and the performance by the Company of the terms of the Offered Securities, this Agreement and the Indenture have been, or will have been by the Closing Date, obtained and will be in full force and effect as of the Closing Date;
          (j) Except as set forth in the General Disclosure Package and the Prospectus, there is no action, suit, investigation or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against the Company or any of its subsidiaries, which will, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business prospects of the Company and its subsidiaries considered as one enterprise, or which will materially and adversely affect the consummation of this Agreement;
          (k) This Agreement has been duly authorized, executed and delivered by the Company;
          (l) Neither the Company nor any subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation would have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business prospects of the Company and its subsidiaries considered as one enterprise;
          (m) The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied;
          (n) Each of World (Texas) and World FSB is a capital stock federal savings bank; each of World (Texas) and World FSB is duly organized, validly existing and in good standing under the laws of the United States and holds all licenses and is duly registered or qualified to conduct the business in which it is engaged in each jurisdiction where the conduct of its business or the location of its properties requires such licenses, registration or qualification, except for such jurisdictions where the failure to hold such licenses or to so register or qualify will not have a material adverse effect on the business of World FSB and its subsidiaries taken as a whole or World (Texas) and its subsidiaries taken as a whole, as applicable; World FSB is an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”); the deposit accounts at World FSB are insured by the FDIC in accordance with the FDI Act and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending, or to the knowledge of the Company, threatened; and World FSB is a member in good standing of the Federal Home Loan Bank of San Francisco;

          (o) The Company does not have any “Interested Stockholders” as defined in Article Eighth, Section 3 of its Certificate of Incorporation, except for Herbert M. Sandler and Marion O. Sandler, the Chief Executive Officers of the Company, and neither Herbert M. Sandler nor Marion O. Sandler has purchased or otherwise acquired or will purchase or otherwise acquire, directly or indirectly, any of the Offered Securities; and
          (p) As of the date the Registration Statement was filed with the Commission, at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Offered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”
     6. Representations and Warranties Regarding Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, it has not made and will not make any offer relating to the Offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to in writing by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus” with respect to the Offered Securities. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that each Permitted Free Writing Prospectus and each other “issuer free writing prospectus” as defined in Rule 433 under the Securities Act used by the Company relating to the Offered Securities, other than any Permitted Free Writing Prospectus or other “issuer free writing prospectus” that has been superseded or replaced with respect to the Offered Securities, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     7. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, controlling any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any and all losses, claims, damages, liabilities and reasonable expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any “issuer free writing prospectus” (as defined in Rule 433) used by the Company in connection with the offer of the Offered Securities that is not a Permitted Free Writing Prospectus, or in any amendment or supplement thereto or in any blue sky application (if used within the period referred to in Section 4(e)), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission, or allegation thereof, which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use therein.
          (b) If any action or claim shall be brought or asserted against any Underwriter or any person so controlling an Underwriter in respect of which indemnity may be sought from the Company, such Underwriter or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that the representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if such Underwriter or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by the Underwriters and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.
          (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and each of its officers who signed the Registration Statement, and each person, if any, controlling the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to (i) information relating to such Underwriter furnished to the Company in writing by it, or on its behalf, expressly for use in the

Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or in any amendment or supplement thereto or (ii) any free writing prospectus (as defined in Rule 405) used by such Underwriter in connection with the offer of the Offered Securities that is not a Permitted Free Writing Prospectus. In case any action or claim shall be brought against the Company, or its directors or any such officers or any such controlling person in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and its directors or any such officers or any such controlling person shall have the rights and duties given to the Underwriters, by the next preceding paragraph.
          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Sections 7(a) or 7(c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses as follows:
               (i) where the indemnification arises under Section 7(a) hereof, in such proportions that the Underwriters are responsible for the same proportion that the total commissions and underwriting discounts received by the Underwriters from the sale of the Offered Securities to the date of such liability bears to the total sales price received by the Company from the sale of Offered Securities to the date of such liability; and
               (ii) where the indemnification arises under Section 7(c) hereof, in such proportions as to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the sale of the Offered Securities and the relative fault of the Company on the one hand and the Underwriters on the other, as well as any other relevant equitable considerations.
     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as an Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amounts of the Offered Securities set forth opposite their names in Schedule I to the Underwriting Agreement and not joint.
          (e) Without limiting the scope or intent of the preceding paragraphs of this Section 7, the Company acknowledges that: (i) the information contained in the Incorporated Documents has been supplied by the Company; (ii) each Underwriter is purchasing the Offered Securities purchased by it pursuant to this Agreement in reliance upon the Incorporated Documents; (iii) the prices at which the Offered Securities are purchased by the Underwriters from the Company and offered and sold by them to the public are affected by the Incorporated Documents; and (iv) any losses, claims, damages, liabilities and expenses incurred or suffered by any Underwriter, or any person controlling any Underwriter, which arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission in the Incorporated Documents will have been caused by such Underwriter’s reliance upon the Incorporated Documents.
          (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any person, (ii) acceptance of any Offered Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor of any Underwriter or of the Company or its directors and officers or of any controlling person of any Underwriter or the Company, as the case may be, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.
     8. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Offered Securities hereunder are subject to the accuracy of the representations and warranties of the Company set forth herein on and as of the Closing Date and to the following further conditions:
          (a) That there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries, not contemplated by the Prospectus which, in the Underwriters’ reasonable opinion, is so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Prospectus.
          (b) That (i) no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission at or prior to the Closing Date, (ii) there shall not have been any material change in the capital stock or long-term debt of the Company from that set forth in or contemplated by the General Disclosure Package or the Prospectus,

(iii) there shall not have been any material adverse change, financial or otherwise, in the condition or results of operations of the Company and its subsidiaries taken as a whole from that set forth in the General Disclosure Package or the Prospectus and (iv) neither the Company nor any subsidiary shall have any liabilities or obligations, direct or contingent, material to the Company and its subsidiaries taken as a whole, other than those reflected in or contemplated by the General Disclosure Package or the Prospectus; and that the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by the President and either the Chief Financial Officer, the Treasurer or an Executive Vice President of the Company to the effect set forth in this Section 8(b) and in Section 8(f) and as to the accuracy of the representations and warranties of the Company contained herein on and as of the Closing Date.
          (c) That the Underwriters shall have received on the Closing Date an opinion dated the Closing Date, satisfactory to the Underwriters and counsel for the Underwriters, of Orrick, Herrington & Sutcliffe LLP, to the following effect:
               (i) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction of the United States in which it is required to be so qualified and in which it owns or leases substantial properties or transacts a material amount of its business and as to which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is a savings and loan holding company registered under Section 10 of the Home Owners’ Loan Act of 1933, as amended.
               (ii) Each of World (Texas) and World FSB is a federally chartered savings bank duly organized in stock form and, to the best of our knowledge and information, is validly existing in good standing under the federal laws of the United States and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; World FSB is a member in good standing of the Federal Home Loan Bank of San Francisco and World (Texas) is a member in good standing of the Federal Home Loan Bank of Dallas; the deposit accounts in World (Texas) and the deposit accounts in World FSB are insured by the Federal Deposit Insurance Corporation (“FDIC”), in each case to the full extent provided by the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC thereunder; and the Company, directly or indirectly, owns all of the capital stock of World (Texas) and World FSB to our knowledge free and clear of any mortgages, pledges, liens or encumbrances.
               (iii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.
               (iv) The Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and (assuming due authorization, execution and delivery of the Indenture by the Trustee) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
               (v) The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement by all necessary corporate action on the part of the Company and have been duly executed by the Company and, when authenticated and delivered by the Trustee and paid for pursuant to the terms of this Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and will be entitled to the benefits of the Indenture.
               (vi) The statements in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as such statements purport to summarize the provisions of the Indenture or the Offered Securities, are correct in all material respects.
               (vii) No consent, authorization or order of any governmental authority is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Offered Securities by the Company pursuant to the terms of this Agreement or the Indenture other than such as have been obtained under the Securities Act and the Trust Indenture Act, and except as may be required by any state securities or blue sky laws, with respect to which such firm may express no opinion.
               (viii) The Registration Statement has become effective under the Securities Act and, to their knowledge, no order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or threatened by the Commission.
               (ix) The Registration Statement and the Prospectus and any amendment or supplement thereto (in each case including all documents incorporated or deemed to be incorporated by reference therein), as of their respective effective dates or issue dates, as the case may be, complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, as the case may be (it being understood that they have not been requested to and shall not be required to give any opinion or make any comment with respect to the financial statements, schedules and other financial and statistical information contained therein, or the Statement of Eligibility and Qualification of the Trustee); the conditions for use of Form S-3 set forth in the General Instructions thereto have been satisfied; while they have not independently verified the accuracy, completeness or fairness of the information contained therein (except as described in paragraph (vi) above), nothing has come to their attention to cause them to believe that the Registration Statement or any amendment thereto at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of the date first provided to the Underwriters for use in the offering of the Offered Securities or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except for the financial statements, schedules and other financial and statistical data contained in or incorporated by reference in the Registration Statement or the Prospectus or the Statement of Eligibility and Qualification of the Trustee, as to which they may express no comment). In addition, nothing has come to their attention that would cause them to believe that the documents identified to them in writing by the Company as being part of the General Disclosure Package (except for the financial statements, schedules and other financial and statistical data contained in or incorporated by reference in the Registration Statement or the Prospectus or the Statement of Eligibility and Qualification of the Trustee, as to which they may express no comment), as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (x) The execution and delivery of this Agreement and the Indenture and the sale of the Offered Securities by the Company pursuant to the terms of this Agreement will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any law, or, to their knowledge, any administrative regulation or administrative or court decree, the effect of which violation would be material to the Company and its subsidiaries taken as a whole and, to their knowledge, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or its subsidiaries is subject, the effect of which would be material to the Company and its subsidiaries taken as a whole.
               (xi) To their knowledge, there are no contracts or documents required to be summarized or described in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement which are not so summarized, described or filed, nor, to their knowledge, is there any pending or threatened litigation or governmental proceeding required to be described in the Prospectus which is not described as required.
          (d) That the Underwriters shall have received on and as of the Closing Date a favorable opinion of counsel to the Underwriters covering such matters as they may request.
          (e) That the Underwriters shall have received a comfort letter dated the Closing Date of Deloitte & Touche LLP, independent public accountants, in form reasonably satisfactory to the Underwriters.
          (f) That the Company shall not have failed on or prior to the Closing Date to have performed or complied with any of the agreements herein contained and required to be performed or complied with by it on or prior to the Closing Date.
     9. Termination of Agreement. In the event that on or prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by Federal, New York or California State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (including, without limitation, an act of terrorism) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Securities, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or any time prior to, the Closing Date in the absolute discretion of the Underwriters, without liability on the part of any Underwriter to the Company.
     Any notice under this Section 9 may be given by telecopy or telephone but shall be subsequently confirmed by letter.
     10. Miscellaneous. Except as otherwise provided in Section 9 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) to the Company, at the office of the Company, 1901 Harrison Street, Oakland, California 94612, Attention: President, with a copy to the attention of the General Counsel, or (b) to the Underwriters at the address furnished to the Company in writing for the purpose of communications hereunder.
     This Agreement has been and is made solely for the benefit of the Underwriters, the Company and of the controlling persons, directors and officers referred to in Section 7 hereof and their respective successors and assigns or personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms “successor” or “successors and assigns” as used in this Agreement shall not include a purchaser of any of the Offered Securities from any of the Underwriters in his or its status as such purchaser.
END OF STANDARD PROVISIONS

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